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                                EXHIBIT 23.2
                                ------------

                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference of our report, dated April 20, 2001, except for the fourth paragraph of Note 1 as to which the date is May 17, 2001, in the Registration Statement on Form S-8 pertaining to the Peabody Holding Company, Inc. Employee Retirement Account, the Lee Ranch Coal Company Retirement and Savings Plan for Salaried Employees, the Lee Ranch Coal Company Retirement and Savings Plan for Hourly Employees and the Western Surface Agreement-UMWA 401(k) Plan, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation included in its Annual Report on Form 10-K/A for the year ended March 31, 2001 filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP


St. Louis, Missouri
September 27, 2001